EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                 Percentage          State of
                                                                                     of            Incorporation
            Parent                                Subsidiary                     Ownership        or Organization
--------------------------------          ---------------------------------     --------------    ----------------
PennFed Financial Services, Inc.          Penn Federal Savings Bank                 100%           United States

PennFed Financial Services, Inc.          PennFed Capital Trust I                   100%             Delaware

Penn Federal Savings Bank                 Penn Savings Insurance Agency, Inc.       100%            New Jersey

Penn Federal Savings Bank                 Ferry Development Holding Co.             100%             Delaware


The financial statements of the Registrant are consolidated with those of its subsidiaries.


                                      93